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                                                                     EXHIBIT 5.1


                  [MULDOON, MURPHY & FAUCETTE LLP LETTERHEAD]



                               February 18, 2000


Provident Bankshares Corporation
114 East Lexington Street
Baltimore, Maryland 21202

     Re:  Provident Trust II
          Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Provident Bankshares Corporation, a Maryland corporation (the "Company"), and Provident Trust II, a Delaware statutory business trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company and the Trust with the Securities and Exchange Commission (the "SEC") for the purpose of registering trust preferred securities (the "Preferred Securities") of the Trust, subordinated debentures (the "Subordinated Debentures") of the Company and the guarantee of the Company with respect to the Preferred Securities (the "Guarantee") under the Securities Act of 1933, as amended.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust (the "Certificate of Trust") filed by the Trust with the Secretary of State of the State of Delaware on February 11, 2000; (ii) the Company's resolutions dated February 16, 2000, authorizing the establishment of the Trust and authorizing the issuance of the Preferred Securities by the Trust and the Guarantee by the Company; (iii) the Declaration of Trust, dated as of February 11, 2000 with respect to the Trust; (iv) the form of the Amended and Restated Trust Agreement with respect to the Trust; (v) the form of the Preferred Securities of the Trust; (vi) the form of Guarantee between the Company and Bankers Trust Company as trustee; (vii) the form of Subordinated Debentures; and
(viii) the form of the indenture (the "Indenture") between the Company and Bankers Trust Company, as trustee, in each case in the form filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In examining documents executed by parties other than the Company
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Provident Bankshares Corporation
February 18, 2000
Page 2


or the Trust, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and that, except as set forth in paragraphs (1) and (2) below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement, the Preferred Securities, the Guarantee, the Subordinated Debentures and the Indenture, when executed, will be executed in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, the Trust, and others.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. After the Indenture has been duly executed and delivered, the Subordinated Debentures, when duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement, will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforcement against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

     2. The Guarantee, when duly executed and delivered by the parties hereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

     We hereby consent to the use of our name under the caption "Validity of Securities" in the Prospectus forming a part of the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Muldoon, Murphy & Faucette LLP

                                   MULDOON, MURPHY & FAUCETTE LLP